As filed with the Securities and Exchange Commission on August 18, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8 REGISTRATION STATEMENT NO. 333-167494

FORM S-8 REGISTRATION STATEMENT NO. 333-137565

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PFLT Funding II, LLC

(formerly known as MCG Capital Corporation)

(Exact name of registrant as specified in its charter)

Delaware	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

590 Madison Avenue, 15th Floor, New York, NY	10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

MCG Capital Corporation Third Amended and Restated 2006 Employee Restricted Stock Plan

MCG Capital Corporation Third Amended and Restated 2006 Non-Employee Director Restricted Stock Plan

MCG Capital Corporation 2006 Employee Restricted Stock Plan

MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan

(Full title of the plans)

Arthur H. Penn PFLT Funding II, LLC 590 Madison Avenue, 15th Floor New York, NY 10022 (212) 905-1000 (Name, address and telephone number of agent for service)	Copy to: Thomas J. Friedmann William J. Tuttle Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006 (202) 261-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Unsold Securities

This Post-Effective Amendment relates to the Registration Statement on Form S-8, File No. 333-137565 (the “First Registration Statement”) and the Registration Statement on Form S-8, File No. 333-167494 (together with the First Registration Statement, the “Registration Statements”) , registering shares of common stock of MCG Capital Corporation, a Delaware corporation (the “Company”), that were issuable pursuant to the Company’s Third Amended and Restated 2006 Employee Restricted Stock Plan, Third Amended and Restated 2006 Non-Employee Director Restricted Stock Plan, 2006 Employee Restricted Stock Plan and 2006 Non-Employee Director Restricted Stock Plan. On August 18, 2015, the Company merged with and into PFLT Funding II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PennantPark Floating Rate Capital Ltd., a Delaware corporation, with PFLT Funding II, LLC continuing as the surviving company. As a result, this Post-Effective Amendment is being filed solely to withdraw and remove from registration any and all shares of the Company’s common stock previously registered under the Registration Statements that remain unissued and unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of August, 2015.

PFLT Funding II, LLC (successor by merger to MCG Capital Corporation)

By:	/s/ Aviv Efrat
Name:	Aviv Efrat
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur H. Penn	Chief Executive Officer	August 18, 2015
Arthur H. Penn	(Principal Executive Officer)

/s/ Aviv Efrat	Chief Financial Officer	August 18, 2015
Aviv Efrat	(Principal Financial and Accounting Officer)